EXHIBIT 99.1

IMMEDIATE RELEASE

VirnetX and Microsoft Settle Pending Patent Disputes and

Agree to Jointly Petition to Terminate IPR Proceedings as to Microsoft

ZEPHYR COVE, Nevada and REDMOND, WA – December 19, 2014 – VirnetX Holding Corporation (NYSE MKT: VHC) and Microsoft Corporation announced today that on December 17, 2014, VirnetX, Inc. and Microsoft Corporation have signed an Amended Settlement and License Agreement. This agreement amends and restates certain terms of the original Settlement and License Agreement, dated May 14, 2010, between VirnetX, Inc. and Microsoft Corporation. As a result of the agreement, the parties have settled their pending patent disputes.

Under the terms of the amended agreement, Microsoft has agreed to pay $23 million to VirnetX to settle the patent dispute and expand Microsoft’s license. The parties have also agreed to dismiss the patent infringement case brought by VirnetX, Inc. before the U.S. District Court for the Eastern District of Texas and jointly move to terminate the pending inter partes review proceedings between Microsoft and VirnetX, Inc. as to Microsoft.  All other aspects of the agreement were not disclosed.

“We are pleased to have come to an agreement with Microsoft Corporation and put all our legal disputes behind us,” said Kendall Larsen, Chief Executive Officer and Chairman of VirnetX, Inc.  “This agreement allows us to focus our resources towards the release of our Gabriel Secure Communication Platform™ and Gabriel Collaboration Suite™ products in the first-half of 2015 and our ongoing licensing and strategic partnership efforts.”

“Microsoft Corporation is pleased to have come to an agreement with VirnetX and that the settlement includes an expanded license to VirnetX’s entire patent portfolio,” said a Microsoft spokesperson.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services, devices and solutions that help people and businesses realize their full potential.

About VirnetX

VirnetX Holding Corporation is an Internet security software and technology company with patented technology for secure communications including 4G LTE security.  The Company’s software and technology solutions, including its secure domain name registry and GABRIEL Connection Technology™, are designed to facilitate secure communications and to create a secure environment for real-time communication applications such as instant messaging, VoIP, smartphones, eReaders and video conferencing.  The Company’s patent portfolio includes over 107 U.S. and international patents with over 100 pending applications.  For more information, please visit www.virnetx.com.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact, including statements regarding the  strength of Virnetx’s intellectual property, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on expectations, estimates and projections about the markets in which the Company operates, management’s beliefs, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including but not limited to (1) the outcome of any legal proceedings that have been or may be initiated by the Company or that may be initiated against the Company;, including pending and future inter partes review proceedings in the Patent and Trademark Office (2) the ability to capitalize on the Company’s patent portfolio and generate licensing fees and revenues; (3) the ability of the Company to be successful in entering into licensing relationships with its targeted customers on commercially acceptable terms; (4) potential challenges to the validity of the Company’s patents underlying its licensing opportunities; (5) the ability of the Company to achieve widespread customer adoption of the Company’s GABRIEL Communication Technology™ and its secure domain name registry; (6) the level of adoption of the 3GPP Series 33 security specifications; (7) whether or not the Company’s patents or patent applications may be determined to be or become essential to any standards or specifications in the 3GPP LTE, SAE project or otherwise; (8) the extent to which specifications relating to any of the Company’s patents or patent applications may be adopted as a final standard, if at all; and (9) the possibility that Company may be adversely affected by other economic, business, and/or competitive factors.  In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” or “plans” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2014.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.  Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Contact:
Greg Wood
VirnetX Holding Corporation
775.548.1785
greg_wood@virnetx.com

David Cuddy
Microsoft Corporation
425.421.2502
dcuddy@microsoft.com

VirnetX and GABRIEL Connection Technology are trademarks of VirnetX Holding Corporation. Other company and product names may be trademarks of their respective owners.